                          AMENDED AND RESTATED GUARANTY

      THIS AMENDED AND RESTATED GUARANTY, dated as of June 5, 1998 (as amended or restated from time to time, this "Guaranty"), by SRM HOLDINGS CORP., a Delaware corporation (together with its successors and assigns "SRM"), SOUTHERN READY MIX, INC., an Alabama corporation (together with its successors and assigns "SOUTHERN"), WESTERN AGGREGATES HOLDING CORP., a Delaware corporation (together with its successors and assigns "WESTERN AGGREGATES"), WESTERN ROCK PRODUCTS CORPORATION, a Utah corporation (together with its successors and assigns "WESTERN ROCK"), COX ROCK PRODUCTS, INCORPORATED, a Utah corporation (together with its successors and assigns "COX ROCK"), COX TRANSPORT CORPORATION, a Utah corporation (together with its successors and assigns "COX TRANSPORT"), JENSEN CONSTRUCTION & DEVELOPMENT, INC., a Nevada corporation (together with its successors and assigns "JENSEN"), SANDIA CONSTRUCTION, INC., a Nevada corporation (together with its successors and assigns "SANDIA"), SOUTHERN NEVADA AGGREGATES, INC., a Nevada corporation (together with its successors and assigns "SOUTHERN NEVADA"), MOHAVE CONCRETE AND MATERIALS, INC. a Nevada corporation (together with its successors and assigns "MOHAVE NEVADA"), MOHAVE CONCRETE AND MATERIALS, INC., an Arizona corporation (together with its successors and assigns "MOHAVE ARIZONA"), A-BLOCK COMPANY, INC., an Arizona corporation (together with its successors and assigns "A-BLOCK ARIZONA"), A-BLOCK COMPANY, INC., a California corporation (together with its successors and assigns "A-BLOCK CALIFORNIA"), VALLEY ASPHALT, INC., a Utah corporation (together with its successors and assigns "VALLEY"), DEKALB STONE, INC., a Georgia corporation (together with its successors and assigns "DEKALB"), GEODYNE TRANSPORT, INC., a Utah corporation (together with its successors and assigns "GEODYNE"), FALCON RIDGE CONSTRUCTION, INC., a Utah corporation (together with its successors and assigns "FALCON"), BECK PAVING, INC., a Utah corporation (together with its successors and assigns "BECK"), MULBERRY ROCK CORPORATION, a Georgia corporation (together with its successors and assigns "MULBERRY"), BHY READY MIX, INC., a Tennessee corporation (together with its successors and assigns "BHY"), BRADLEY STONE & SAND, INC., a Tennessee corporation (together with its successors and assigns "BRADLEY"), TRI-STATE TESTING LABORATORIES, INC., a Utah corporation (together with its successors and assigns "TRI-STATE"), BIG HORN REDI MIX, INC., a Wyoming corporation (together with its successors and assigns "BIG HORN"), TREASURE VALLEY CONCRETE, INC., an Idaho corporation (together with its successors and assigns "TREASURE"), MONROC, INC., a Delaware corporation (together with its successors and assigns "MONROC"), in favor of each of the Noteholders (as such term is hereinafter defined).

1. PRELIMINARY STATEMENT.

      1.1 U.S. AGGREGATES, INC. (together with its successors and assigns, the "Obligor"), a Delaware corporation, has heretofore issued (i) its 10.34% Senior Subordinated Notes due November 22, 2006 (collectively, as in effect immediately prior to the Closing Date, and as may be amended or restated from time to time, the "1996 Notes") in the aggregate original principal amount of Thirty Million Dollars ($30,000,000) and (ii) an aggregate of Six Thousand Three Hundred Twenty-Seven (6,327) warrants

(collectively, as in effect immediately prior to the Closing Date, and as may be amended or restated from time to time, the "1996 Warrants") to purchase shares of the Obligor's Common Stock, $.01 par value per share (the "Common Stock"), pursuant to that certain Note and Warrant Purchase Agreement (as amended and in effect immediately prior to the Closing Date, the "1996 Purchase Agreement"), dated as of November 21, 1996, between the Obligor and The Prudential Insurance Company of America (the "Purchaser").

      1.2 In order to induce the Purchaser to purchase the 1996 Notes and the 1996 Warrants, the Obligor caused the Guarantors to enter into that certain Guaranty dated as of November 21, 1996 (as in effect immediately prior to the Closing Date, the "Existing Guaranty").

      1.3 The Obligor wishes to amend and restate certain provisions of the 1996 Purchase Agreement pursuant to that certain Amended and Restated Note and Warrant Purchase Agreement (the "Amended and Restated Purchase Agreement"), dated as of June 5, 1998, between the Obligor and the Purchaser. Pursuant to the Amended and Restated Purchase Agreement, the Obligor will authorize and issue
(i) its 10.09% Senior Subordinated Notes due November 22, 2008 (as may be amended or restated from time to time, the "1998 Notes"), in the aggregate principal amount of Fifteen Million Dollars ($15,000,000), and (ii) an aggregate of 3,208 warrants (the "1998 Warrants") to purchase Common Stock, subject to adjustment under certain circumstances as provided in the Warrant Agreement, as more particularly described in the Amended and Restated Purchase Agreement.

      1.4 In order to induce the Purchaser to purchase the 1998 Notes and the 1998 Warrants and to consent to the amendment and restatement of the 1996 Purchase Agreement, the Obligor has agreed, pursuant to the Amended and Restated Purchase Agreement, that each Subsidiary (including each of the Guarantors) that enters into a guaranty of Senior Debt will be required to jointly and severally guaranty unconditionally all of the obligations of the Obligor under and in respect of the Notes and the Amended and Restated Purchase Agreement pursuant to the terms and provisions hereof.

      1.5 Each Guarantor will receive direct and indirect economic, financial and other benefits from the indebtedness incurred under the Amended and Restated Purchase Agreement and the Notes by the Obligor, and under this Guaranty, and the incurrence of such indebtedness is in the best interests of each Guarantor. The Obligor and the Guarantors have explicitly induced the Purchaser to purchase the Notes and the Warrants based upon and in reliance upon the consolidated financial condition of the Obligor and the Restricted Subsidiaries, including the Guarantors.

      1.6 All acts and proceedings required by law and by the certificate or articles of incorporation, as the case may be, and by-laws of each Guarantor necessary to constitute this Guaranty a valid and binding agreement for the uses and purposes set forth herein in accordance with its terms have been done and taken, and the execution and delivery hereof have been in all respects duly authorized.

2. GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS

      2.1 Guarantied Obligations.

      Each Guarantor, in consideration of the execution and delivery of the Amended and Restated Purchase Agreement, the amendment and restatement of the 1996 Purchase Agreement affected thereby and the purchase of the 1998 Notes and the 1998 Warrants by the Purchaser, subject to Section 2.16, hereby irrevocably, unconditionally, absolutely, jointly and severally guarantees, on a continuing basis, to each Noteholder, as and for the Guarantor's own debt, until final and indefeasible payment has been made:

            (a) the due and punctual payment by the Obligor of the principal of, and interest, and the Yield-Maintenance Amount (if any) on, the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by the Obligor to the Noteholders under the Amended and Restated Purchase Agreement and the Notes, in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof; it being the intent of the Guarantors that the guaranty set forth herein shall be a continuing guaranty of payment and not a guaranty of collection; and

            (b) the punctual and faithful performance, keeping, observance, and fulfillment by the Obligor of all duties, agreements, covenants and obligations of the Obligor contained in the Amended and Restated Purchase Agreement and the Notes.

All of the obligations set forth in subsection (a) and subsection (b) of this
Section 2.1 are referred to herein as the "Guarantied Obligations" and the guaranty thereof contained herein is a primary, original and immediate obligation of each Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full, final and indefeasible payment of the Guarantied Obligations.

      2.2 Performance Under the Amended and Restated Purchase Agreement.

      Subject to Section 2.19, in the event the Obligor fails to pay, perform, keep, observe, or fulfill any Guarantied Obligation in the manner provided in the Notes or in the Amended and Restated Purchase Agreement, the Guarantors shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred in accordance with the terms and provisions of the Amended and Restated Purchase Agreement and the Notes.

      2.3 Undertakings in Amended and Restated Purchase Agreement.

      Subject to the same grace and cure periods as are provided in the Amended and Restated Purchase Agreement, the Guarantors will comply with each of the undertakings of the Obligor in the Amended and Restated Purchase Agreement in respect of which the

Obligor undertakes to cause the Guarantors (in their capacities, respectively, as a Guarantor and as a Subsidiary) to comply with such undertakings, as if such undertakings (as they apply to the Guarantors) were set forth at length herein as the undertakings of the Guarantors.

      2.4 Releases.

      Each Guarantor consents and agrees that, without any notice whatsoever to or by such Guarantor and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of such Guarantor hereunder, each Noteholder, by action or inaction, may:

            (a) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes, the Amended and Restated Purchase Agreement, any other guaranty or agreement or instrument related thereto or hereto;

            (b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

            (c) grant waivers, extensions, consents and other indulgences of any kind whatsoever to the Obligor or any Other Guarantor in respect of any one or more of the Notes, the Amended and Restated Purchase Agreement, any other guaranty or any agreement or instrument related thereto or hereto;

            (d) amend, modify or supplement in any manner whatsoever and at any time (or from time to time) any one or more of the Notes, the Amended and Restated Purchase Agreement, any other guaranty or any agreement or instrument related hereto;

            (e) release or substitute any one or more of the endorsers or guarantors of the Guarantied Obligations whether parties hereto or not; and

            (f) sell, exchange, release, surrender or enforce, by action or inaction, any property at any time pledged or granted as security in respect of the Guarantied Obligations, whether so pledged or granted by the Obligor, such Guarantor or any Other Guarantor, or pursuant to any other guaranty or any agreement or instrument related hereto.

      2.5 Waivers.

      To the fullest extent permitted by law, each Guarantor does hereby waive:

            (a) any notice of

                  (i) acceptance of this Guaranty;

                  (ii) any purchase of the Notes under the Amended and Restated
            Purchase Agreement, or the creation, existence or acquisition of any of the Guarantied Obligations, or the amount of the Guarantied Obligations, subject to such Guarantor's right to make inquiry of each Noteholder to ascertain the amount of the Guarantied Obligations owing to such Noteholder at any reasonable time, provided that such Guarantor will look solely to the Obligor for the determination of the identities of the Noteholders;

                  (iii) any transfer of Notes from one Noteholder to another;

                  (iv) any adverse change in the financial condition of the
            Obligor or any other fact that might increase, expand or affect such Guarantor's risk hereunder;

                  (v) presentment for payment, demand, protest, and notice
            thereof as to the Notes or any other instrument;

                  (vi) any Default or Event of Default; and

                  (vii) any kind or nature whatsoever to which such Guarantor might otherwise be entitled, other than those specifically required to be given to such Guarantor pursuant to the terms of this Guaranty;

            (b) the right by statute or otherwise to require any Noteholder to institute suit against the Obligor or any Other Guarantor or to exhaust the rights and remedies of any Noteholder against the Obligor or any Other Guarantor;

            (c) the benefit of any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of property of the Guarantor made under any judgment, order or decree based on this Guaranty, and the Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law;

            (d) any defense or objection to the absolute, primary, continuing nature, or the validity or enforceability of, or the amount guaranteed pursuant to, this Guaranty, including, without limitation, any defense based on (and the primary, continuing nature, and the validity, enforceability and amount, of this Guaranty shall be unaffected by), any of the following:

                  (i) any change in future conditions;

                  (ii) any change of law;

                  (iii) any invalidity or irregularity with respect to the
            issuance or assumption of any obligations (including, without limitation, the Amended and Restated Purchase Agreement, the Notes or any agreement or instrument related hereto) by the Obligor or any other Person;

                  (iv) the execution and delivery of any agreement at any time hereafter (including, without limitation, the Amended and Restated Purchase Agreement, the Notes or any agreement or instrument related hereto) by the Obligor or any other Person;

                  (v) the genuineness, validity, regularity or enforceability of any of the Guarantied Obligations;

                  (vi) any default, failure or delay, willful or otherwise, in the performance of any obligations by the Obligor or such Guarantor;

                  (vii) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Obligor or such Guarantor, or sequestration or seizure of any property of the Obligor or such Guarantor, or any merger, consolidation, reorganization, dissolution, liquidation or winding up or change in corporate constitution or corporate identity or loss of corporate identity of the Obligor or such Guarantor;

                  (viii) any disability or other defense of the Obligor or such
            Guarantor to payment and performance of all Guarantied Obligations other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid;

                  (ix) impossibility or illegality of performance on the part of the Obligor or such Guarantor under the Amended and Restated Purchase Agreement, the Notes or this Guaranty;

                  (x) any change of the circumstances of the Obligor, such
            Guarantor or any other Person, whether or not foreseen or foreseeable, whether or not imputable to the Obligor or such Guarantor, including, without limitation, impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, economic or political conditions, or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Obligor or such Guarantor and whether or not of the kind hereinbefore specified;

                  (xi) any attachment, claim, demand, charge, Lien, order,
            process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under the Amended and Restated Purchase Agreement, the Notes, or any agreement or instrument related hereto so that such sums would be rendered inadequate or would be unavailable to make the payment as herein provided;

                  (xii) any change in the ownership of the equity securities of the Obligor, such Guarantor or any other Person liable in respect of the Notes; or

                  (xiii) any other action, happening, event or reason whatsoever that shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Obligor or such Guarantor of any of its obligations under the Amended and Restated Purchase Agreement, the Notes or this Guaranty.

      2.6 Waivers of Subrogation, Reimbursement and Indemnity.

      No Guarantor shall have any right of subrogation, reimbursement or indemnity whatsoever in respect of the Guarantied Obligations, or any right of recourse to or with respect to any assets or property of the Obligor.

      2.7 Invalid Payments.

      To the extent the Obligor makes a payment or payments to any Noteholder, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party or officer under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, state or federal law, or any common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made and each Guarantor shall be primarily liable for such obligation.

      2.8 Marshaling.

      Neither any Noteholder nor any Person acting for the benefit of any Noteholder shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guarantied Obligations.

      2.9 Setoff, Counterclaim or Other Deductions.

      Except as otherwise required by law, each payment by any Guarantor shall be made without setoff, counterclaim or other deduction.

      2.10 Election by Guarantors to Perform Obligations.

      Any election by the Guarantor to pay or otherwise perform any of the obligations of the Obligor under the Notes, the Amended and Restated Purchase Agreement or any agreement or instrument related hereto shall not release the Obligor, the Guarantor or any other Guarantor from any of such Person's other obligations under the Notes, the Amended and Restated Purchase Agreement or any agreement or instrument related hereto.

      2.11 No Election of Remedies by Noteholders.

      To the extent provided in the Amended and Restated Purchase Agreement, each Noteholder shall, individually or collectively, have the right to seek recourse against each Guarantor to the fullest extent provided for herein for such Guarantor's obligations under this Guaranty in respect of the Guarantied Obligations. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such Noteholder's right to proceed in any other form of action or proceeding or against other parties (including, without limitation, any Other Guarantor) unless such Noteholder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Noteholder against the Obligor or any Guarantor under any document or instrument evidencing obligations of the Obligor or such Guarantor to such Noteholder shall serve to diminish the liability of such Guarantor under this Guaranty, except to the extent that such Noteholder finally and unconditionally shall have realized payment by such action or proceeding in respect of the Guarantied Obligations.

      2.12 Separate Action; Other Enforcement Rights.

      Upon acceleration of the Notes of any Noteholder in accordance with paragraph 9A of the Amended and Restated Purchase Agreement, and subject to paragraph 9B of the Amended and Restated Purchase Agreement, each of the rights and remedies granted under this Guaranty to each Noteholder in respect of the Notes held by such Noteholder may be exercised by such Noteholder without notice by such Noteholder to, or the consent of or any other action by, any other Noteholder. Each Noteholder may proceed to protect and enforce this Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

      2.13 Delay or Omission; No Waiver.

      No course of dealing on the part of any Noteholder and no delay or failure on the part of any such Person to exercise any right hereunder shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by this Guaranty or by law to any Noteholder may be exercised from time to time as often as may be deemed expedient by such Person.

      2.14 Restoration of Rights and Remedies.

      If any Noteholder shall have instituted any proceeding to enforce any right or remedy under this Guaranty or under any Note held by such Noteholder, and such proceeding shall have been dismissed, discontinued or abandoned for any reason, then and in every such case each such Noteholder, the Obligor and each Guarantor shall, except as may be limited or affected by any determination (including, without limitation, any determination in connection with any such dismissal) in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such Noteholders shall continue as though no such proceeding had been instituted.

      2.15 Cumulative Remedies.

      No remedy under this Guaranty, the Amended and Restated Purchase Agreement, or the Notes is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Guaranty, the Amended and Restated Purchase Agreement or the Notes.

      2.16 Limitation on Guarantied Obligations.

      It is the intention of each Guarantor and each Noteholder that the maximum amount of the obligations of any Guarantor hereunder shall be equal to, but not in excess of, the amount equal to the lesser of

            (a) the Guarantied Obligations, and

            (b) the maximum amount permitted by applicable law.

To that end, with respect to the determination of the "maximum amount permitted by applicable law," but only to the extent such obligations would otherwise be avoidable, the obligations of each Guarantor hereunder shall be limited to the maximum amount that, after giving effect to the incurrence thereof, would not render such Guarantor insolvent or generally unable to pay its debts (within the meaning of Title 11 of the United States Code or as defined in the analogous applicable law) as they mature or leave such Guarantor with an unreasonably small capital. The need for any such limitation shall be determined, and any such needed limitation shall be effective, at the time or times that such Guarantor is deemed, under applicable law, to incur obligations hereunder. Any such limitation shall be apportioned among the Guarantied Obligations owed to the Noteholders pro rata. This Section 2.16 is intended solely to preserve the rights of each Noteholder hereunder to the maximum extent permitted by applicable law, and neither the Guarantors nor any other Person shall have any rights under this Section 2.16 that it would not otherwise have under applicable law. For the purposes of this Section 2.16, "insolvency", "unreasonably small capital" and "inability to pay debts (as so defined) as they mature" shall be determined in accordance with applicable law.

      2.17 Maintenance of Offices.

      The Guarantors will maintain an office at the address set forth in Section
5.3 where notices, presentations and demands in respect of this Guaranty may be made upon them. Such office will be maintained at such address until such time as any Guarantor shall notify the Noteholders of any change of location of such office.

      2.18 Further Assurances.

      Each Guarantor will cooperate with the Noteholders and execute such further instruments and documents as the Required Holders shall reasonably request to carry out, to the reasonable satisfaction of the Required Holders, the transactions contemplated by the Amended and Restated Purchase Agreement, this Guaranty and the documents and instruments related thereto.

      2.19 Subordination of Guarantied Obligations.

            (a) Subordination. Each Noteholder covenants and agrees that the obligations of each Guarantor under this Guaranty shall be subordinate and junior in right of payment to the extent set forth in subparagraphs (i) to
      (v), inclusive, below, to all obligations of such Guarantor in respect of Senior Debt of the Obligor (without giving effect to any reduction thereto necessary to render the obligation of such Guarantor with respect thereto (as guarantor, obligor or otherwise) not voidable under applicable law relating to fraudulent conveyance or fraudulent transfer) (such obligations of the Guarantors being "Guarantor Senior Debt").

                  (i) If the Obligor shall default in the payment of any
            principal of or interest on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been remedied by payment in full in cash or waived, no Noteholder shall accept or receive any direct or indirect payment from any Guarantor for or on account of the Guarantied Obligations.

                  (ii) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Obligor or such Guarantor, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Obligor or such Guarantor, whether or not involving insolvency or bankruptcy proceedings, then all obligations of the Guarantors in respect of Guarantor Senior Debt shall first be paid in full in cash before any payment is made by the Guarantors for or on account of the Guarantied Obligations.

                  (iii) During the existence of any default described in
            subparagraph (i) above or any proceeding of a type referred to in subparagraph (ii) above with respect to the Obligor or any Guarantor, any payment or distribution of any kind or character, whether in cash, Property, stock or obligations, which may be payable or deliverable by such Guarantor in respect of the Guarantied Obligations, shall be paid or delivered directly to the Agent (or, if the Bank Credit Agreement is no longer in effect, to a banking institution selected by the court or Person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof in accordance with the priorities then existing among such holders, unless and until all Guarantor Senior Debt shall have been paid in full in cash, provided, however, that no such delivery shall be made to the holders of Guarantor Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings if such stock or obligations are subordinate and junior (whether by law or agreement) at least to the extent provided herein to the payment of all Guarantor Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Guarantor Senior Debt then outstanding.

                  (iv) No Noteholder shall accept or receive any direct or
            indirect payment, by set-off or otherwise, for or on account of the Guarantied Obligations from any Guarantor, during a period (a "Stand-Still Period") commencing on the date of receipt by the Obligor and the Significant Holders of a Stand-Still Notice, and ending on the earliest of

                        (A) the date the relevant Subordination Event of Default
                  shall have been cured or waived in writing by the requisite holders of the Senior Debt,

                        (B) the date such Stand-Still Period shall have been
                  terminated by written notice to the Obligor from the requisite holders of the Senior Debt, and

                        (C) the date ninety (90) days from the date of receipt
                  of the applicable Stand-Still Notice.

            Notwithstanding the foregoing, (x) during any three hundred sixty-five (365) day period, the aggregate number of days during which Stand-Still Periods may be in effect shall not exceed one hundred eighty (180) days, and (y) in the case of any payment for or on account of this Guaranty which would (in the absence of the delivery of any such Stand-Still Notice) have been due and payable on any date during any Stand-Still Period, the provisions of this subparagraph (iv) shall not prevent such payment from being made by any Guarantor on or after the date immediately following the last day of such Stand-Still Period unless another Stand-Still Period shall then be in effect.

                  (v) If any payment or distribution of any character, whether in cash, Securities or other Property, shall be received by any Noteholder from any Guarantor in contravention of any of the terms herein and before all the Guarantor Senior Debt shall have been paid in full in cash, such payment or distribution shall be received in trust for the benefit of the holders of the Guarantor Senior Debt at the time outstanding and shall forthwith be paid over or transferred to the Agent (or, if the Bank Credit Agreement is no longer in effect, to the holders of the Guarantor Senior Debt).

            (b) Limitation on Remedies. So long as any Guarantor Senior Debt remains outstanding, no Noteholder may

                  (i) demand payment of, or take any action to collect, amounts owing under this Guaranty, or

                  (ii) commence any administrative, legal or equitable action against any Guarantor, including filing or joining in the filing of any insolvency petition against any Guarantor,

      prior to the earlier of

                  (x) the fifteenth (15th) day after the date upon which any
            Noteholder shall have given written notice to the holders of Guarantor Senior Debt (or the Agent) of their intention to take such action, or

                  (y) the acceleration of any Senior Debt;

      provided, however, that no Noteholder may take any action described in clause (i) or clause (ii) of this Section 2.19(b) during a Stand-Still Period (so long as the Senior Debt shall not have been accelerated during such Stand-Still Period).

            (c) Obligations of the Guarantors Unconditional. The provisions of this Section 2.19 are for the purpose of defining the relative rights of the holders of Guarantor Senior Debt on the one hand, and the Noteholders on the other hand, against the Guarantors and their respective Properties, and nothing herein shall impair, as between each Guarantor and the Noteholders, the obligation of each Guarantor, which is unconditional and absolute, to pay to the Noteholders thereof all amounts on account of the Guarantied Obligations in accordance with their terms and the provisions of the Amended and Restated Purchase Agreement and the Notes, nor shall anything herein (other than Section 2.19(b)) prevent any Noteholder from exercising all remedies otherwise permitted by applicable law or hereunder upon acceleration of the Notes of such Noteholder in accordance with paragraph 9A of the Amended and Restated Purchase Agreement (including, without limitation, the right to make demand upon the Guarantors for payment of the Guarantied Obligations and sue for any failure to make such payment) subject to the rights, if any, of holders of Guarantor Senior Debt to receive cash, Property, stock or obligations otherwise payable or deliverable by the Guarantors to the Noteholders.

            (d) Subrogation. Upon payment in full in cash of all Guarantor Senior Debt, the Noteholders shall be subrogated to the rights of the holders of the Guarantor Senior Debt to receive payments or distributions of assets of the

      Guarantors made on the Guarantor Senior Debt until the Guarantied Obligations shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Guarantor Senior Debt of any cash, Property, stock or obligations to which the Noteholders would be entitled except for the provisions of Section 2.19(a) above shall, as between each Guarantor, its creditors (other than the holders of the Guarantor Senior Debt) and the Noteholders, be deemed to be a payment by such Guarantor for or on account of Guarantor Senior Debt.

            (e) Other Guarantor Debt. Except as provided in this Section 2.19, each Guarantor covenants that its obligations under this Guaranty do and will rank at least pari passu with all its other present and future unsecured Debt that is not in any manner subordinated in right of payment or security in any respect to the Debt evidenced by this Guaranty or to any other Debt of such Guarantor.

3. INTERPRETATION OF THIS GUARANTY

      3.1 Terms Defined.

      As used in this Guaranty, the capitalized terms have the respective meanings specified in the Amended and Restated Purchase Agreement unless otherwise specified below or set forth in the section of this Guaranty referred to immediately following such term (such definitions, unless otherwise expressly provided, to be equally applicable to both the singular and plural forms of the terms defined):

      A-Block Arizona -- has the meaning assigned to such term in the first paragraph hereof.

      A-Block California -- has the meaning assigned to such term in the first paragraph hereof.

      Affiliate -- means, with respect to any Person, any other Person that directly or indirectly controls, or is controlled by, or is under direct or indirect common control with, such first Person. For purposes of this Guaranty, Restricted Subsidiaries shall not constitute "Affiliates" of the Obligor. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or other equity interests, by contract or otherwise. In the case of a partnership, such partnership and all partners therein shall be deemed to be Affiliates of each other.

      Agent -- means, at any time, the agent for the Banks under the Bank Credit Agreement at such time.

      Amended and Restated Purchase Agreement -- Section 1.3.

      Bank Credit Agreement -- means that certain Third Amended and Restated Credit Agreement, dated as of June 5, 1998, by and among the Obligor, Bank of America

Illinois, as agent, and the other financial institutions signatory thereto, as amended from time to time.

      Beck -- has the meaning assigned to such term in the first paragraph hereof.

      BHY -- has the meaning assigned to such term in the first paragraph hereof.

      Big Horn -- has the meaning assigned to such term in the first paragraph hereof.

      Bradley -- has the meaning assigned to such term in the first paragraph hereof.

      Common Stock -- Section 1.1.

      Cox Rock -- has the meaning assigned to such term in the first paragraph hereof.

      Cox Transport -- has the meaning assigned to such term in the first paragraph hereof.

      Default -- has the meaning assigned to it in paragraph 13B of the Amended and Restated Purchase Agreement.

      DeKalb -- has the meaning assigned to such term in the first paragraph hereof.

      Event of Default -- has the meaning assigned to it in paragraph 13B of the Amended and Restated Purchase Agreement.

      Existing Guaranty -- Section 1.2.

      Fair Value -- means the total amount at which the assets of the Obligor and the Borrower would likely sell as part of a going concern, and for continued use as part of a going concern, within a commercially reasonable period of time and to one or more willing buyers with neither party being under any compulsion to buy or sell and with all parties having reasonable knowledge of the facts.

      Falcon -- has the meaning assigned to such term in the first paragraph hereof.

      Geodyne -- has the meaning assigned to such term in the first paragraph hereof.

      Guarantied Obligations -- Section 2.1.

      Guarantor -- has the meaning assigned to such term in the first paragraph hereof.

      Guarantor Senior Debt -- Section 2.19(a).

      Guaranty, this -- has the meaning assigned to such term in the first paragraph hereof.

      Jensen -- has the meaning assigned to such term in the first paragraph hereof.

      Mohave Arizona -- has the meaning assigned to such term in the first paragraph hereof.

      Mohave Nevada -- has the meaning assigned to such term in the first paragraph hereof.

      Monroc -- has the meaning assigned to such term in the first paragraph hereof.

      Mulberry -- has the meaning assigned to such term in the first paragraph hereof.

      Noteholder -- means, at any time, each Person that is the holder of any Note at such time.

      1996 Notes -- Section 1.1.

      1996 Purchase Agreement -- Section 1.1.

      1996 Warrants -- Section 1.1.

      1998 Notes -- Section 1.3.

      1998 Warrants -- Section 1.3.

      Notes -- means the 1996 Notes and the 1998 Notes.

      Obligor -- Section 1.1.

      Other Guarantors -- means, at any time with respect to any Guarantor, each other Guarantor and all other guarantors of the Obligor's obligations under the Amended and Restated Purchase Agreement and the Notes at such time.

      Property -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      Purchaser -- Section 1.1.

      Restricted Subsidiary -- means, at any time,

            (i) a corporation incorporated in the United States of America of which the Obligor owns, directly or indirectly, eighty percent (80%) or more of the Voting Stock of such corporation at such time; and

            (ii) Dekalb, provided that the Obligor owns, directly or indirectly, seventy percent (70%) or more of the Voting Stock of Dekalb at such time.

      Sandia -- has the meaning assigned to such term in the first paragraph hereof.

      Senior Debt -- has the meaning assigned to it in paragraph 12E of the Amended and Restated Purchase Agreement.

      Significant Holders -- means, at any time, (a) The Prudential Insurance Company of America and (b) each other Noteholder holding at least ten percent (10%) of the aggregate principal amount of the Notes at such time outstanding, exclusive of Notes owned by the Obligor, any Subsidiary or any Affiliate.

      Southern -- has the meaning assigned to such term in the first paragraph hereof.

      Southern Nevada -- has the meaning assigned to such term in the first paragraph hereof.

      SRM -- has the meaning assigned to such term in the first paragraph hereof.

      Stand-Still Notice -- means the notice referred to in paragraph 12A(iv) of the Amended and Restated Purchase Agreement and defined in paragraph 12E of the Amended and Restated Purchase Agreement.

      Stand-Still Period -- Section 2.19(a)(iv).

      Subordination Event of Default -- means (i) any default in the payment of any principal of or interest on any Senior Debt owing under any single instrument when the same becomes due and payable, or (ii) any event of default or unmatured event of default under any agreement evidencing Senior Debt (other than as a result of any non-payment of any amount owing in respect of such Senior Debt).

      Subsidiary -- means, at any time, a corporation of which the Obligor owns, directly or indirectly, more than fifty percent (50%) of the Voting Stock at such time.

      Treasure -- has the meaning assigned to such term in the first paragraph hereof.

      Tri-State -- has the meaning assigned to such term in the first paragraph hereof.

      Valley -- has the meaning assigned to such term in the first paragraph hereof.

      Voting Stock -- means, with respect to any corporation, any shares of capital stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      Warrant Agreement -- means that certain Warrant Agreement, dated as of June 5, 1998, between the Obligor and the Purchaser.

      Warrants -- means the 1996 Warrants and the 1998 Warrants.

      Western Aggregates -- has the meaning assigned to such term in the first paragraph hereof.

      Western Rock -- has the meaning assigned to such term in the first paragraph hereof.

      3.2 Section Headings and Construction.

            (a) Section Headings, etc. The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Guaranty as a whole and not to any particular Section or other subdivision.

            (b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

4. WARRANTIES AND REPRESENTATIONS

      Each Guarantor represents and warrants to each Purchaser, as of the date of effectiveness hereof, as follows:

      4.1 Generally.

            (a) Such Guarantor is fully aware of the financial condition of the Obligor. Such Guarantor delivers this Guaranty based solely upon its own independent investigation and in no part upon any representation or statement of any one or more Noteholders with respect thereto. Such Guarantor is in a position to obtain, and hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Obligor as such Guarantor may deem material to its obligations hereunder, and such Guarantor is not relying upon, nor expecting, any Noteholder to furnish it any information concerning the financial condition of the Obligor.

            (b) There are no presently pending material court or administrative proceedings or undischarged judgments against such Guarantor; and no tax liens have been filed or, to the best of such Guarantor's knowledge, threatened against such Guarantor, nor is such Guarantor in default under any agreement for borrowed money.

            (c) Such Guarantor is a corporation duly organized and existing in good standing under the laws of its jurisdiction of incorporation. Such Guarantor has the corporate power to own its properties and carry on its business as it is now being conducted. Such Guarantor has the valid authority and the corporate power to enter into and perform, and has taken all necessary action to authorize its entry into, and the performance and delivery of, this Guaranty and the transactions contemplated hereby.

            (d) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, has been duly executed and delivered by duly authorized officers of such Guarantor, and constitutes a legal, valid and binding obligation of such Guarantor.

            (e) The entry into and performance of this Guaranty and the transactions contemplated hereby do not conflict with any applicable law or regulation or official or judicial order, conflict with the articles or certificate of incorporation, as the case may be, or by-laws, of such Guarantor, conflict with any agreement or document to which such Guarantor is a party or that is binding upon it or any of its properties, or result in the creation or imposition of any Lien on any of its properties pursuant to the provisions of any agreement or document.

      4.2 Nature of Business of Obligor and Subsidiaries.

      The Obligor and the Subsidiaries have sought and obtained the Amended and Restated Purchase Agreement, the sale of the Notes and the Warrants and the related transactions based upon their consolidated financial position and the Obligor and the Subsidiaries understand that the Purchaser is relying upon the consolidated financial condition of the Obligor and the Subsidiaries in purchasing the Notes and the Warrants. Nothing herein shall be deemed to prohibit any transfer by the Obligor or any Subsidiary of any of its or a Subsidiary's stock otherwise permitted under the terms and provisions of the Amended and Restated Purchase Agreement.

      4.3 Solvency.

      The Fair Value of the business and assets of each of the Obligor and the Guarantors exceeds the amount that will be required to pay its liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by the Amended and Restated Purchase Agreement, the Notes and this Guaranty, including, without limitation, the provisions of Section 2.16. None of the Guarantors nor the Obligor, after giving effect to the transactions contemplated by the Amended and Restated Purchase Agreement, the Notes and this Guaranty, will be insolvent, be generally unable to pay its debts (within the meaning of Title 11 of the United States Code or as defined in the analogous applicable law) as they mature or will be engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small assets or capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and
Section 548 of Title 11 of the United States Code), and none of the Guarantors nor the Obligor has any intent to hinder, delay or defraud any entity to which it is, or will become, on or after the date of the Closing, indebted or incur debts that would be beyond its ability to pay as they mature.

5. MISCELLANEOUS

      5.1 Successors and Assigns.

            (a) Whenever any Guarantor or any of the parties to the Amended and Restated Purchase Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party, and all the covenants, promises and agreements contained in this Guaranty by or on behalf of such Guarantor shall bind the successors and assigns of such Guarantor and shall inure to the benefit of each of the Noteholders from time to time whether so expressed or not and whether or not an assignment of the rights hereunder shall have been delivered in connection with any assignment or other transfer of Notes.

            (b) Each Guarantor agrees to take such action as may be reasonably requested by any Noteholder to confirm such Guarantor's guaranty of the Guarantied Obligations in connection with the transfer of the Notes of such Noteholder.

      5.2 Partial Invalidity.

      The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions contained herein unenforceable or invalid.

      5.3 Communications.

            (a) Method; Address. All communications hereunder shall be in writing, shall be delivered in the manner required by the Amended and Restated Purchase Agreement, and shall be addressed, if to the Guarantors, at the address set forth on Annex 1 hereto, and if to any of the
      Noteholders:

                  (A) if such Noteholder is a Purchaser, at the address set
            forth on Annex 1 to the Amended and Restated Purchase Agreement for such Noteholder, and further including any parties referred to on such Annex 1 which are required to receive notices in addition to such Noteholder, and

                  (B) if such Noteholder is not a Purchaser, at the address set forth in the register for the registration and transfer of Notes or Warrants maintained pursuant to paragraph 14D of the Amended and Restated Purchase Agreement for such Noteholder,

      or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 5.3.

            (b) When Given. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

      5.4 Governing Law.

      THIS GUARANTY SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      5.5 Effective Date.

      This Guaranty shall be effective as of the date hereof.

      5.6 Benefits of Guaranty Restricted to Noteholders and Banks.

      Nothing express or implied in this Guaranty is intended or shall be construed to give to any Person other than the Guarantors and the Noteholders any legal or equitable right, remedy or claim under or in respect hereof or any covenant, condition or provision therein or herein contained, and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Guarantors and the Noteholders; provided that the provisions set forth in Section 2.19 shall also be for the benefit of the Agent and the Banks.

      5.7 Survival of Representations and Warranties; Entire Agreement.

      All representations and warranties contained herein or made in writing by the Guarantors in connection herewith shall survive the execution and delivery hereof. All representations and warranties contained in the Existing Guaranty or made in writing by the Guarantors that are party thereto (as an original party to the Existing Guaranty, as a party by execution of a Joinder Agreement attached as Annex 2 to the Existing Guaranty or otherwise) in connection therewith shall survive the execution and delivery of this Guaranty.

      5.8 Expenses.

            (a) The Guarantors agree, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with this Guaranty, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Guaranty, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Guaranty or the transactions contemplated hereby or by reason of such Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case; provided, however, that the obligations of the Guarantors under this Section 5.8(a) (x) shall not include the payment of any fees or expenses arising in connection with any investigation or proceeding relating to the legal or regulatory status of any Noteholder, and (y) shall be subordinate and junior in right of payment under Section 2.19 in the manner and to the same extent as the Guarantied Obligations.

            (b) If the Guarantors shall fail to pay when due any principal of, or Yield-Maintenance Amount or interest on, any Note, the Guarantors shall pay to each Noteholder, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such Noteholder in collecting any sums due on such Notes.

      5.9 Amendment.

      This Guaranty may be amended only in a writing executed by the Guarantors and the Required Holders. Notwithstanding the foregoing, no amendment may be made to Section 2.19 (or this sentence) without the consent of the Agent and the Required Banks (as defined in the Bank Credit Agreement).

      5.10 Jurisdiction; Jury Trial.

EACH OF THE GUARANTORS HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER DOCUMENTS AND INSTRUMENTS CONTEMPLATED HEREBY AND EACH OF THE GUARANTORS HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE GUARANTORS HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS GUARANTY OR ANY OF THE NOTES AND EACH OF THE GUARANTORS HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 5.10.

      5.11 Survival.

      So long as the Guarantied Obligations and all payment obligations of the Guarantors hereunder shall not have been fully and finally performed and indefeasibly paid, the obligations of the Guarantors hereunder shall survive the transfer and payment of any Note and the payment in full of all the Notes.

      5.12 Entire Agreement.

      This Guaranty constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

      5.13 Duplicate Originals, Execution in Counterpart.

      Two or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Guaranty may be executed in one or more counterparts and shall be effective as to each party hereto when at least one counterpart shall have been executed by such party, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

      5.14 Additional Guarantors.

      In addition to SRM, Southern, Western Aggregates, Western Rock, Cox Rock, Cox Transport, Jensen, Sandia, Southern Nevada, Mohave Nevada, Mohave Arizona, A-Block Arizona, A-Block California, Valley, Dekalb, Geodyne, Falcon, Beck, Mulberry, BHY, Bradley, Tri-State, Big Horn, Treasure and Monroc, other Subsidiaries may become Guarantors hereunder in accordance with the terms of the Amended and Restated Purchase Agreement, by execution of the form of Joinder Agreement attached hereto as Annex 2.

      5.15 Release of Guarantors.

      Without any action required of any Noteholder, but subject to Section 2.7, any Guarantor shall be released from its obligations under this Guaranty upon the disposition of such Guarantor pursuant to paragraph 8H or 8I of the Amended and Restated Purchase Agreement, provided that immediately after giving effect to such designation or disposition, as the case may be, no Default or Event of Default under the Amended and Restated Purchase Agreement would exist. The Noteholders shall, at the expense of the Obligor or said Guarantor, execute and deliver such documents as may be reasonably necessary to evidence such release.

      [Remainder of page intentionally blank. Next page is signature page.]

      IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed on its behalf by one of its duly authorized officers.

                                        SRM HOLDINGS CORP.

                                        By    /s/ Michael J. Stone
                                           ---------------------------------
                                           Name:  Michael J. Stone

                                           Title: President,


                                        SOUTHERN READY MIX, INC.

                                        By    /s/ Cecil F. Greene
                                           ---------------------------------
                                           Name:  Cecil F. Greene

                                           Title: CEO


                                        WESTERN AGGREGATES
                                        HOLDING CORP.

                                        By    /s/ Michael J. Stone
                                           ---------------------------------
                                           Name:  Michael J. Stone

                                           Title: Executive Vice President,
                                                  Chief Financial Officer


                                        WESTERN ROCK PRODUCTS
                                        CORPORATION

                                        By     /s/ Darrell G. Whitney
                                           ---------------------------------
                                           Name:   Darrell G. Whitney

                                           Title:  President

                                        COX ROCK PRODUCTS, INCORPORATED

                                        By    /s/ Michael J. Stone
                                           ---------------------------------
                                           Name:  Michael J. Stone

                                           Title: Executive Vice President,
                                                  Chief Financial Officer


                                        COX TRANSPORT CORPORATION

                                        By    /s/ Michael J. Stone
                                           ---------------------------------
                                           Name:  Michael J. Stone

                                           Title: Executive Vice President,
                                                  Chief Financial Officer


                                        JENSEN CONSTRUCTION &
                                        DEVELOPMENT, INC.

                                        By     /s/ Darrell G. Whitney
                                           ---------------------------------
                                           Name:   Darrell G. Whitney

                                           Title:  President


                                        SANDIA CONSTRUCTION, INC.

                                        By     /s/ Darrell G. Whitney
                                           ---------------------------------
                                           Name:   Darrell G. Whitney

                                           Title:  President


                                        SOUTHERN NEVADA AGGREGATES, INC.

                                        By     /s/ Darrell G. Whitney
                                           ---------------------------------
                                           Name:   Darrell G. Whitney

                                           Title:  President

                                        MOHAVE CONCRETE AND MATERIALS,
                                        INC. (NEVADA)

                                        By     /s/ Darrell G. Whitney
                                           ---------------------------------
                                           Name:   Darrell G. Whitney

                                           Title:  President


                                        MOHAVE CONCRETE AND MATERIALS,
                                        INC. (ARIZONA)

                                        By     /s/ Darrell G. Whitney
                                           ---------------------------------
                                           Name:   Darrell G. Whitney

                                           Title:  President


                                        A-BLOCK COMPANY, INC.
                                        (ARIZONA)

                                        By     /s/ Darrell G. Whitney
                                           ---------------------------------
                                           Name:   Darrell G. Whitney

                                           Title:  President

                                        A-BLOCK COMPANY, INC. (CALIFORNIA)

                                        By     /s/ Darrell G. Whitney
                                           ---------------------------------
                                           Name:   Darrell G. Whitney

                                           Title:  President

                                        VALLEY ASPHALT, INC.

                                        By    /s/ Michael J. Stone
                                           ---------------------------------
                                           Name:  Michael J. Stone

                                           Title: Executive Vice President,
                                                  Chief Financial Officer


                                        DEKALB STONE, INC.

                                        By    /s/ Cecil F. Greene
                                           ---------------------------------
                                           Name:  Cecil F. Greene

                                           Title: President


                                        GEODYNE TRANSPORT, INC.

                                        By    /s/ Michael J. Stone
                                           ---------------------------------
                                           Name:  Michael J. Stone

                                           Title: Executive Vice President,
                                                  Chief Financial Officer


                                        FALCON RIDGE CONSTRUCTION, INC.

                                        By    /s/ Michael J. Stone
                                           ---------------------------------
                                           Name:  Michael J. Stone

                                           Title: Executive Vice President,
                                                  Chief Financial Officer


                                        BECK PAVING, INC.

                                        By    /s/ Michael J. Stone
                                           ---------------------------------
                                           Name:  Michael J. Stone

                                           Title: Executive Vice President,
                                                  Chief Financial Officer

                                        MULBERRY ROCK CORPORATION

                                        By   /s/  Cecil F. Greene
                                           ---------------------------------
                                           Name:  Cecil F. Greene

                                           Title: President


                                        BHY READY MIX, INC.

                                        By   /s/  Cecil F. Greene
                                           ---------------------------------
                                           Name:  Cecil F. Greene

                                           Title: President


                                        BRADLEY STONE & SAND, INC.

                                        By   /s/  Cecil F. Greene
                                           ---------------------------------
                                           Name:  Cecil F. Greene

                                           Title: President


                                        TRI-STATE TESTING LABORATORIES, INC.

                                        By    /s/ Michael J. Stone
                                           ---------------------------------
                                           Name:  Michael J. Stone

                                           Title: Executive Vice President,
                                                  Chief Financial Officer


                                        BIG HORN REDI MIX, INC.

                                        By    /s/ Michael J. Stone
                                           ---------------------------------
                                           Name:  Michael J. Stone

                                           Title: Executive Vice President,
                                                  Chief Financial Officer

                                        TREASURE VALLEY CONCRETE, INC.

                                        By    /s/ Michael J. Stone
                                           ---------------------------------
                                           Name:  Michael J. Stone

                                           Title: Executive Vice President,
                                                  Chief Financial Officer


                                        MONROC, INC.

                                        By    /s/ Michael J. Stone
                                           ---------------------------------
                                           Name:  Michael J. Stone

                                           Title: Executive Vice President,
                                                  Chief Financial Officer

                                     Annex 1

                              Address of Guarantors

The Address of each Guarantor is:

SRM Holdings Corp.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Southern Ready Mix, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Western Aggregates Holding Corp.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Western Rock Products Corporation
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Cox Rock Products, Incorporated
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Cox Transport Corporation
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Jensen Construction & Development, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402


                                    Annex 1-1

Sandia Construction, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Southern Nevada Aggregates, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Mohave Concrete and Materials, Inc. (Nevada)
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Mohave Concrete and Materials, Inc. (Arizona)
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

A-Block Company, Inc. (Arizona)
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

A-Block Company, Inc. (California)
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Valley Asphalt, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

DeKalb Stone, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402


                                    Annex 1-2

Geodyne Transport, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Falcon Ridge Construction, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Beck Paving, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Mulberry Rock Corporation
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

BHY Ready Mix, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Bradley Stone & Sand, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Tri-State Testing Laboratories, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Big Horn Redi Mix, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402


                                    Annex 1-3

Treasure Valley Concrete, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402

Monroc, Inc.
c/o U.S. Aggregates, Inc.
400 South El Camino Real
Suite 500
San Mateo, CA 94402


                                    Annex 1-4

                                     Annex 2

                           [FORM OF JOINDER AGREEMENT]

                                                                          [DATE]

To each of the Noteholders (as defined in the Amended and Restated Guaranty hereinafter referred to)

Ladies and Gentlemen:

      Reference is made to the Amended and Restated Guaranty dated as of June 5, 1998 (as amended or restated from time to time, the "Guaranty"), among SRM HOLDINGS CORP., a Delaware corporation, SOUTHERN READY MIX, INC., an Alabama corporation, WESTERN AGGREGATES HOLDING CORP., a Delaware corporation, WESTERN ROCK PRODUCTS CORPORATION, a Utah corporation, COX ROCK PRODUCTS, INCORPORATED, a Utah corporation, COX TRANSPORT CORPORATION, a Utah corporation, JENSEN CONSTRUCTION & DEVELOPMENT, INC., a Nevada corporation, SANDIA CONSTRUCTION, INC., a Nevada corporation, SOUTHERN NEVADA AGGREGATES, INC., a Nevada corporation, MOHAVE CONCRETE AND MATERIALS, INC. a Nevada corporation, MOHAVE CONCRETE AND MATERIALS, INC., an Arizona corporation, A-BLOCK COMPANY, INC., an Arizona corporation, A-BLOCK COMPANY, INC., a California corporation, VALLEY ASPHALT, INC., a Utah corporation, DEKALB STONE, INC., a Georgia corporation, GEODYNE TRANSPORT, INC., a Utah corporation, FALCON RIDGE CONSTRUCTION, INC., a Utah corporation, BECK PAVING, INC., a Utah corporation, MULBERRY ROCK CORPORATION, a Georgia corporation, BHY READY MIX, INC., a Tennessee corporation, BRADLEY STONE & SAND, INC., a Tennessee corporation, TRI-STATE TESTING LABORATORIES, INC., a Utah corporation, BIG HORN REDI MIX, INC., a Wyoming corporation, TREASURE VALLEY CONCRETE, INC., an Idaho corporation, MONROC, INC., a Delaware corporation, in favor of each of the Noteholders. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Guaranty.

      [NEW GUARANTOR], a [jurisdiction of incorporation] corporation (the "Company"), agrees with you as follows:

      1. Guaranty. The Company hereby unconditionally and expressly agrees to become a party to the Guaranty and to perform and observe each and every one of the covenants, agreements, terms, conditions, obligations, duties and liabilities of a Guarantor thereunder, and that all references to the Guarantors in the Guaranty or any document, instrument or agreement executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references which include the Company, as a Guarantor.


                                    Annex 2-1

      2. Warranties and Representations. The Company hereby warrants and represents that each of the warranties and representations set forth in Sections
4.1 through 4.3, inclusive, of the Guaranty, are true and correct with respect to the Company as of the date hereof and such warranties and representations are incorporated by reference herein in their entirety. Such representations and warranties shall survive the execution and delivery hereof.

      3. Further Assurances. The Company agrees to cooperate with the Noteholders and execute such further instruments and documents as the Required Holders shall reasonably request to effect, to the reasonable satisfaction of the Required Holders, the purposes of this Agreement.

      4. Amendment. This Agreement may be amended only in a writing executed by the Company and the Required Holders unless such amendment shall affect Section
2.19 of the Guaranty, in which event the written consent of the Agent and the Required Banks (as defined in the Bank Credit Agreement) shall also be necessary.

      5. Binding Effect. This Agreement shall be binding upon the Company and shall inure to the benefit of the Noteholders and their respective successors and assigns.

      6. Governing Law; Submission to Jurisdiction; Agent for Service of Process. This Agreement shall be construed, interpreted and enforced in accordance with, and governed by, the internal laws of the State of New York. The provisions of Section 5.10 of the Guaranty shall apply to this Agreement as if each reference to "this Guaranty" therein were a reference to this Agreement.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by one of its duly authorized officers.

                                        [NEW GUARANTOR] CORPORATION


                                        By
                                           ---------------------------------
                                           Name:

                                           Title:


                                    Annex 2-2